SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2011

ALERIS INTERNATIONAL, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-173180	27-1539680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25825 Science Park Drive, Suite 400, Beachwood, Ohio 44122

(Address of Principal Executive Offices, including Zip Code)

(216) 910-3400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On October 26, 2011, Aleris International, Inc. issued a press release announcing that it has entered into a non-binding letter of intent with the Zhenjiang Municipal People’s Government in Zhenjiang City, Jiangsu Province, China, regarding a potential new investment of approximately $200 million by 2014 for the production of aluminum coil and sheet for automotive applications. A copy of the press release is attached as Exhibit 99.1 hereto.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated October 26, 2011

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALERIS INTERNATIONAL, INC.

Date: October 26, 2011	/s/ Kelly R. Thomas
	By:	Kelly R. Thomas
	Its:	Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 26, 2011